POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that V.F. Corporation and the undersigned directors and officers of V.F. Corporation do hereby constitute and appoint Candace S. Cummings, Robert K. Shearer, and Eric C. Wiseman, and each of them, true and lawful attorneys-in-fact of the undersigned to execute on their behalf the Annual Report of V.F. Corporation on Form 10-K (including any amendments thereof) for the fiscal year of V.F. Corporation ended January 2, 2010, to be filed with the Securities and Exchange Commission.
     IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney this 9th day of February, 2010.

ATTEST:	V.F. CORPORATION

	By:	/s/ Eric C. Wiseman

/s/ Candace S. Cummings		Eric C. Wiseman

Candace S. Cummings		Chairman of the Board
Secretary

Principal Executive Officer:		Principal Financial Officer:

/s/ Eric C. Wiseman		/s/ Robert K. Shearer

Eric C. Wiseman		Robert K. Shearer
President and Chief Executive Officer		Senior Vice President and
Chief Financial Officer

/s/ Charles V. Bergh		/s/ Robert J. Hurst

Charles V. Bergh, Director		Robert J. Hurst, Director

/s/ Richard T. Carucci		/s/ W. Alan McCollough

Richard T. Carucci, Director		W. Alan McCollough, Director

/s/ Juliana L. Chugg		/s/ Clarence Otis, Jr.

Juliana L. Chugg, Director		Clarence Otis, Jr., Director

/s/ Juan Ernesto de Bedout		/s/ M. Rust Sharp

Juan Ernesto de Bedout, Director		M. Rust Sharp, Director

/s/ Ursula O. Fairbairn		/s/ Raymond G. Viault

Ursula O. Fairbairn, Director		Raymond G. Viault, Director

/s/ Barbara S. Feigin		/s/ Eric C. Wiseman

Barbara S. Feigin, Director		Eric C. Wiseman, Director

/s/ George Fellows

George Fellows, Director